UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)        February 7, 2008

BUFFETS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)
333-116897	22-3754018
(Commission File Number)	(I.R.S. Employer Identification No.)

1460 BUFFET WAY EAGAN, MINNESOTA	55121
(Address of principal executive offices)	(Zip Code)

(651) 994-8608
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05.	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On February 7, 2008, Buffets Holdings, Inc. (the “Company”) approved the closure of 52 underperforming  restaurants that were primarily leased properties located in 23 states. All but one of the applicable restaurants were closed on February 10th and 11th. The Company's ongoing analysis and review of its restaurant portfolio determined that these restaurants did not have the potential to deliver acceptable returns on invested capital. In connection with the restaurant closures, the Company terminated the employment of 2,200 to 2,300 employees.

The Company currently expects pre-tax costs related to these restaurant closures to include: (a) approximately $9.5 million to $10.5 million in non-cash impairment charges for all 52 restaurants; (b) approximately $0.6 million to $1.0 million in lease termination costs; (c) approximately $1.3 million to $1.4 million in employee termination costs; (d) approximately $1.7 million to $1.9 million in non-cash charges to write-off smallwares inventory; and (e) approximately ($3.1) million to ($3.2) million in non-cash gains to write off deferred rent liabilities. Based on these estimates, the Company expects the total amount to be incurred in connection with the restaurant closings to be approximately $10.0 to $11.6 million and the total amount of such charges expected to result in future cash expenditures to be $1.3 million to $1.8 million. These costs will be recorded in accordance with Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities."

ITEM 2.06.	MATERIAL IMPAIRMENTS.

The information provided pursuant to Item 2.05 of this Current Report on Form 8-K is incorporated into this Item 2.06 by reference.

The statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements, including references to the Company’s plans in the context of a bankruptcy reorganization. These and other forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, the forward looking statements. Factors that may cause actual results to differ from the forward-looking statements in general are described in the “Risk Factors / Forward-Looking Statements” section in Buffets Holdings’ Form 10-K filed with the Securities and Exchange Commission on September 25, 2007 and in Buffets Holdings’ Quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 5, 2007. The statements in this Current Report on Form 8-K reflect Buffets Holdings’ current beliefs based upon available information. Developments subsequent to this Current Report on Form 8-K are likely to cause these statements to become outdated, and no obligation is undertaken to update the information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  February 13, 2008

BUFFETS HOLDINGS, INC.
By:	/s/ Keith Wall
Name: Keith Wall Title: Chief Financial Officer